UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	August 1, 2022

Transcat, Inc.
(Exact name of registrant as specified in its charter)

Ohio	000-03905	16-0874418
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

35 Vantage Point Drive, Rochester, New York	14624
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code	(585) 352-7777

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.50 par value	TRNS	Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02	Results of Operations and Financial Condition.

On August 1, 2022, Transcat, Inc. (the “Company”) issued a press release announcing its financial results for its fiscal year 2023 first quarter ended June 25, 2022. The press release is attached to this Form 8-K as Exhibit 99.1.

In addition, on August 2, 2022, the Company posted slides to the Investor Relations section of its website that will accompany the Company’s earnings conference call and webcast at 11:00 a.m. Eastern Time on August 2, 2022. The slides are attached to this Form 8-K as Exhibit 99.2.

The information furnished pursuant to this Item 2.02, including Exhibits 99.1 and 99.2, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities under such section and shall not be deemed to be incorporated by reference into any filing of the Company under the Securities Act of 1933, as amended, or the Exchange Act.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of
Certain Officers; Compensatory Arrangements of Certain Officers.

Effective August 1, 2022 (the “Effective Date”), Mark A. Doheny has been appointed as the Company’s Chief Operating Officer, having formerly served as the Company’s Chief Financial Officer and Treasurer until such date. Additionally, as of the Effective Date, Thomas L. Barbato has been appointed as the Company’s Chief Financial Officer and Treasurer. Mr. Barbato will continue to serve as the Company’s Senior Vice President of Finance.

Biographical and other information regarding Mr. Doheny and Mr. Barbato is included in the Company’s definitive proxy statement for its 2022 annual meeting of stockholders filed with the Securities and Exchange Commission on July 21, 2022 (the “Proxy Statement”), which information is incorporated herein by reference.

There was no arrangement or understanding between Mr. Doheny or Mr. Barbato and any other person with respect to their appointment as Chief Operating Officer, and Chief Financial Officer and Treasurer, respectively, and there are no family relationships between either of them and any director or executive officer of the Company. Neither Mr. Doheny nor Mr. Barbato, nor any of their immediate family have been a party to any transaction with the Company, nor is any such transaction currently proposed, that would be reportable under Item 404(a) of Regulation S-K. Neither Mr. Doheny nor Mr. Barbato are parties to an employment agreement with the Company.

Information related to Mr. Doheny’s compensation and eligibility to participate in and/or receive benefits under the Company’s benefit programs is included in the Proxy Statement, which information is incorporated herein by reference.

Mr. Barbato’s annual base salary rate as Senior Vice President of Finance, Chief Financial Officer and Treasurer is $275,000 and his target performance-based cash incentive award amount as a percentage of base salary under the Company's performance incentive plan is 40%. Payment of Mr. Barbato’s performance-based cash incentive award is based on the successful achievement of pre-established corporate and individual performance goals. Mr. Barbato is also eligible for long-term performance-based incentive compensation award opportunities. Mr. Barbato is subject to the Company's stock ownership objectives for executive officers and is eligible to participate in and/or receive benefits under the Company's standard benefit programs.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

99.1	Transcat, Inc. Press Release dated August 1, 2022
99.2	Slides for the August 2, 2022 Earnings Conference Call and Webcast
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRANSCAT, INC.

Dated: August 2, 2022	By:	/s/ James M. Jenkins
James M. Jenkins
General Counsel and VP of Corporate Development